SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2002

QUIKSILVER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15131 (Commission File Number)	33-0199426 (IRS Employer Identification No.)

15202 Graham Street, Huntington Beach, CA (Address of Principal Executive Offices)	92649 (Zip Code)

Registrant’s Telephone Number, including Area Code: (714) 889-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 2. Acquisition or Disposition of Assets

     On December 18, 2002, the Registrant’s wholly-owned Australian subsidiary, Quiksilver Australia Pty Ltd (“QAPL”), purchased outstanding shares of Ug Manufacturing Co. Pty Ltd., a Victorian corporation (“Ug Manufacturing”), Quiksilver Japan K.K., a Japanese Corporation (“Quiksilver Japan”), and UMTT Pty Limited, a Victorian corporation (“UMTT”), from certain shareholders of Ug Manufacturing, UMTT, and Quiksilver Japan (collectively, the “Shareholders”). As a result, QAPL now holds, directly or indirectly, all of the outstanding shares of Ug Manufacturing and Quiksilver Japan. Ug Manufacturing is a licensee of the Registrant’s trademarks and operates in Australia, New Zealand and several other countries and territories in Southeast Asia. Quiksilver Japan is also a licensee of the Registrant’s trademarks and operates solely in Japan.

     Under the terms of the purchase agreement, QAPL paid approximately $23,100,000 in cash and approximately 2,800,000 shares of the Registrant’s restricted Common Stock to the Shareholders at the closing date. The Shareholders will also be entitled to receive future payments of up to $18,600,000 if certain sales and earnings targets are achieved during the three years following the closing of the transaction.

     In connection with the purchase described above, the Registrant granted certain of the Shareholders the right to register their shares acquired from QAPL in the event the Registrant issues shares of its common stock in a firm underwritten public offering.

     The foregoing discussion is qualified in its entirety by reference to the agreements attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired. The financial statements required by this item will be filed by amendment to this Report not later than 60 days after the date that this Report must be filed with the Securities and Exchange Commission.

(b)	Pro Forma Financial Information. The pro forma financial information required by this item will be filed by amendment to this Report not later than 60 days after the date that this Report must be filed with the Securities and Exchange Commission.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Merger Agreement, dated November 18, 2002, by and among Quiksilver, Inc., Quiksilver Australia Pty Ltd, QSJ Holdings Pty Ltd, Ug Manufacturing Co. Pty Ltd., Quiksilver Japan K.K., and certain shareholders of Ug Manufacturing Co. Pty Ltd. and Quiksilver Japan K.K.
10.2	First Amendment to Merger Agreement, dated as of December 13, 2002, by and among Quiksilver, Inc., Quiksilver Australia Pty Ltd, QSJ Holdings Pty Ltd, Ug Manufacturing Co. Pty Ltd., Quiksilver Japan K.K., and Dennis Nettlefold as the representative of the participating shareholders.

Exhibit No.	Description of Exhibit

10.3	Registration Rights Agreement, dated December 19, 2002, by and among Quiksilver, Inc., Dovali Pty Ltd, Alimoc Pty Ltd, Heenalu Pty Ltd, Echo Beach Pty Ltd, Yasuo Tokita and John Andrew Law.

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2003	QUIKSILVER, INC.

	By:	/s/ Charles S. Exon

Charles S. Exon, Executive Vice President, Business & Legal Affairs-International

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Merger Agreement, dated November 18, 2002, by and among Quiksilver, Inc., Quiksilver Australia Pty Ltd, QSJ Holdings Pty Ltd, Ug Manufacturing Co. Pty Ltd., Quiksilver Japan K.K., and certain shareholders of Ug Manufacturing Co. Pty Ltd. and Quiksilver Japan K.K.

10.2	First Amendment to Merger Agreement, dated as of December 13, 2002, by and among Quiksilver, Inc., Quiksilver Australia Pty Ltd, QSJ Holdings Pty Ltd, Ug Manufacturing Co. Pty Ltd., Quiksilver Japan K.K., and Dennis Nettlefold as the representative of the participating shareholders.

10.3	Registration Rights Agreement, dated December 19, 2002, by and among Quiksilver, Inc., Dovali Pty Ltd, Alimoc Pty Ltd, Heenalu Pty Ltd, Echo Beach Pty Ltd, Yasuo Tokita and John Andrew Law.

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